UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of Earliest Event Reported): April 3, 2006


                            IRIS INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)


         DELAWARE                       1-11181                 94-2579751
(State or other jurisdiction    (Commission File Number)     (I.R.S. Employer
   of incorporation)                                         Identification No.)


                                9172 ETON AVENUE
                              CHATSWORTH, CA 91311
                (Address of Principal Executive Offices/Zip Code)


                                 (818) 709-1244
              (Registrant's telephone number, including area code)


         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

         |_|      Written   communications   pursuant  to  Rule  425  under  the
                  Securities Act (17 CFR 230.425)

         |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

         |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange ct (17 CFR 240.14d-2(b))

         |_| Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4c))


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ITEM 1.01         ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

         Reference is made to the description of the Merger Agreement under Item
2.01 of this report,  which  description is  incorporated by reference into this
Item 1.01.

         Reference is made to the description of the Employment  Agreement under
Item 5.01 of this report, which description is incorporated by reference into this Item 1.01.

ITEM 2.01.        COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

         LEUCADIA ACQUISITION

         On April 3, 2006, we acquired Leucadia Technologies, Inc. ("Leucadia"), a molecular diagnostics company, as a result of the merger of Leucadia with and into our wholly-owned subsidiary, IRIS Molecular Diagnostics, Inc. pursuant to the terms of a simultaneously executed Merger Agreement between us, Leucadia, IRIS Molecular Diagnostics, Inc., and Thomas H. Adams, Ph.D., the sole shareholder of Leucadia and a member of our Board of Directors (the "Merger Agreement"). As consideration for the merger, Dr. Adams received an aggregate of $3.1 million in cash and 272,375 shares of our common stock having a value of approximately $4.2 million, based on an assigned value of $15.42 per share. We also assumed all Deferred Stock Units of Leucadia issued and outstanding as of the closing of the merger. Such Deferred Stock Units now consist of the right to receive an aggregate of 51,879 shares of our Common Stock, having a value of approximately $800,000, based on an assigned value of $15.42 per share, at certain dates in the future. We have agreed to register the common stock underlying such Deferred Stock Units on a Form S-8 Registration Statement within 180 days of the closing of the merger. Prior to closing, the Deferred Stock Units represented 16% of the outstanding shares of Leucadia on a fully-diluted basis.

         Further, Dr. Adams and the holders of the Deferred Stock Units may receive an aggregate earn-out payment of up to 129,702 shares of our common stock, having a value of $2.0 million based on an assigned value of $15.42 per share in the event the acquired business reaches certain milestones set forth in the Merger Agreement. The earn-out payment will be issued to Dr. Adams and the holders of the Deferred Stock Units pro rata in accordance with the terms of the Merger Agreement.

         Twenty thousand shares of our common stock otherwise issuable to Dr. Adams in the merger will be held in escrow for one year for the purpose of reimbursing and compensating us for certain Leucadia balance sheet liabilities and any indemnification claims made pursuant to the Merger Agreement. We have also provided Dr. Adams with mandatory and piggyback registration rights with respect to his share consideration, including his pro rata portion of the earn-out shares, pursuant to a Registration Rights Agreement dated April 3, 2006. Such agreement requires us to file a registration statement on Form S-3 with respect to Dr. Adams's share compensation received in the merger within 90 days of April 3, 2006. Dr. Adams has agreed to enter into a standstill agreement which will prohibit him from selling his shares for a period of six months from the closing date of the merger.


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


         Pursuant to the requirements of Delaware General Corporation Law, Dr. Adams disclosed to our Board of Directors his interest in the merger transaction, and provided the material facts with respect to such interest. Our Board of Directors unanimously approved the merger transaction without the participation of Dr. Adams.

         The press releases announcing the closing of the merger transaction, and providing updated earnings guidance as a result of the merger transaction, are furnished as Exhibit 99.1 and Exhibit 99.2, respectively to this report and are incorporated herein by reference.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

         THOMAS H. ADAMS, PH.D.- CHIEF TECHNOLOGY OFFICER

         In connection with the Merger, we entered into an Employment Agreement with Dr. Adams, dated April 3, 2005.

         Since 1999, Dr. Adams (age 63) has served as Chairman and Chief Executive Officer of Leucadia Technologies, Inc. Dr. Adams has served as a member of our Board of Directors since June 10, 2005. Dr. Adams also serves as a director of La Jolla Pharmaceutical Co.

         Our Employment Agreement with Dr. Adams provides that he will receive an annual base salary of $250,000. Commencing in 2007, Dr. Adams will be eligible to earn a cash bonus. After all of the earn-out milestone dates have passed, Dr. Adams will also be eligible to receive stock-based compensation. Such awards will be contingent upon the Company achieving certain financial goals and Dr. Adams satisfying certain individual objectives to be established by the Chief Executive Officer and/or Compensation Committee of the Board of Directors, all in accordance with the Company's Variable Compensation Program and in a manner commensurate with other senior executive officers. Dr. Adams will be entitled to receive all benefits generally available to our senior executives.

         If the Company terminates Dr. Adams' employment without cause for the convenience of the Company, he is entitled to receive a severance payment equal to 12 months of his base salary at the termination date.

         Except for the Merger Agreement, Dr. Adams did not have any material interest, direct or indirect, in any material transaction to which we were a party during the last two years, and does not have any such interest in any material transaction which is presently proposed. Dr. Adams is a member of our Board of Directors but does not have any family relationship with any other director, executive officer or person nominated or chosen by our Board of Directors to become a director or executive officer.

         STEPHEN WASSERMAN - DIRECTOR

         Effective April 6, 2006, Stephen E. Wasserman was appointed a director of the Company to fill a vacancy on the Board of Directors created when our Board of Directors increased its size to seven members. Since 1997, Mr. Wasserman has been employed by Olympus America, Inc., most recently as Group Vice President - Diagnostic Systems Products. Upon his appointment,


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


Mr. Wasserman received immediately vested options to purchase 10,000 shares of IRIS common stock at the closing price of such stock on April 5, 2006.

         There are no understandings or arrangements between Mr. Wasserman and any other person pursuant to which Mr. Wasserman was selected as a director. Mr. Wasserman does not have any family relationship with any director, executive officer or person nominated or chosen by our Board of Directors to become a director or executive officer. Additionally, there have been no transactions, or series of related transactions, in the last year, nor is there any currently proposed transaction, or series of similar transactions, to which the Company or any of its subsidiaries was a party, or will be a party, and in which Mr. Wasserman, or any member of his immediate family had, or will have, a direct or indirect material interest.

         The press release announcing Mr. Wasserman's appointment to the Board of Directors is furnished as Exhibit 99.3 to this report and is incorporated herein by reference.

ITEM 9.01         FINANCIAL STATEMENTS AND EXHIBITS

         (c)      Exhibits.

                  The following exhibits are filed herewith:

      EXHIBIT
      NUMBER               DESCRIPTION
      -------              -----------

        2.1 Merger Agreement, dated April 3, 2006, by and among Iris International, Inc., IRIS Molecular Diagnostics, Inc., Leucadia Technologies, Inc., and, Dr. Thomas H. Adams.*

        4.1 Registration Rights Agreement, dated April 3, 2006, by and between Iris International, Inc. and Dr. Thomas H. Adams.

        10.1 Employment Agreement, dated April 3, 2006, by and between Iris International, Inc. and Dr. Thomas H. Adams.

        99.1 Press Release dated April 4, 2006, published by IRIS International, Inc. announcing the acquisition of Leucadia Technologies, Inc.

        99.2 Press Release dated April 5, 2006, published by IRIS International, Inc. announcing updated earnings guidance related to the acquisition of Leucadia Technologies, Inc.

        99.3 Press Release dated April 6, 2006, published by IRIS International, Inc. announcing the appointment of Stephen Wasserman.

* Portions of this exhibit have been redacted pursuant to a confidential treatment request filed with the Securities and Exchange Commission. Pursuant to
Item 601(b)(2) of Regulation S-K, the exhibits and schedule referred to in the Merger Agreement are omitted. The Registrant hereby undertakes to furnish supplementally a copy of any omitted schedule or exhibit to the Commission upon request.


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


                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                      IRIS INTERNATIONAL, INC.



Date:    April 6, 2006                By:      /s/ Martin G. Parvato
                                               ---------------------------------
                                               Martin G. Paravato
                                               Chief Financial Officer


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


                                  EXHIBIT INDEX

      EXHIBIT
      NUMBER               DESCRIPTION
      -------              -----------

        2.1 Merger Agreement, dated April 3, 2006, by and among Iris International, Inc., IRIS Molecular Diagnostics, Inc., Leucadia Technologies, Inc., and, Dr. Thomas H. Adams.*

        4.1 Registration Rights Agreement, dated April 3, 2006, by and between Iris International, Inc. and Dr. Thomas H. Adams.

        10.1 Employment Agreement, dated April 3, 2006, by and between Iris International, Inc. and Dr. Thomas H. Adams.

        99.1 Press Release dated April 4, 2006, published by IRIS International, Inc. announcing the acquisition of Leucadia Technologies, Inc.

        99.2 Press Release dated April 5, 2006, published by IRIS International, Inc. announcing updated earnings guidance related to the acquisition of Leucadia Technologies, Inc.

        99.3 Press Release dated April 6, 2006, published by IRIS International, Inc. announcing the appointment of Stephen Wasserman.

* Portions of this exhibit have been redacted pursuant to a confidential treatment request filed with the Securities and Exchange Commission. Pursuant to
Item 601(b)(2) of Regulation S-K, the exhibits and schedule referred to in the Merger Agreement are omitted. The Registrant hereby undertakes to furnish supplementally a copy of any omitted schedule or exhibit to the Commission upon request.


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